Exhibit 99.1

francesca’s® Announces Departure of Chief Financial Officer

•	Company promotes Cindy Thomassee, Chief Accounting Officer, to Chief Financial Officer

HOUSTON, TEXAS — July 1, 2019 — Francesca’s Holdings Corporation (Nasdaq: FRAN) today announced that Kelly Dilts, Executive Vice President and Chief Financial Officer, has informed the Company of her plans to resign from her position effective July 19, 2019 to pursue another opportunity. The Company has named Cindy Thomassee, currently serving as Senior Vice President and Chief Accounting Officer, to assume the role of Executive Vice President and Chief Financial Officer. Ms. Thomassee will report directly to the Interim Chief Executive Officer, Michael Prendergast. Ms. Dilts will work closely with Ms. Thomassee to ensure a smooth transition.

Mr. Prendergast stated, “We want to thank Kelly for her contributions during her tenure at francesca’s and wish her much success in her future endeavors."

Michael Prendergast continued, “Cindy has been a valued member of francesca’s executive management team for many years. We look forward to her continued financial leadership as we partner together to execute the strategic turnaround plan and return the company to longer-term positive sales, cash flow and operating income performance.”

Cindy is a seasoned retail executive who joined the Company in December 2007 after serving as the Controller at LRG Furniture, LLC, a retail subsidiary of Bassett Furniture Industries, for over 8 years. She also previously served as the Company’s Interim Chief Financial Officer from May 2012 to March 2013 and from December 2015 to April 2016. Ms. Thomassee is a Certified Public Accountant, licensed in the State of Texas.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that are expected. These risks and uncertainties include, but are not limited to, the following: the Company’s ability to attain the necessary stock price levels to regain compliance with Nasdaq’s continued listing standards or, even if achieved, to continue to satisfy Nasdaq’s qualitative and quantitative continued listing standards in the future; the risk that our exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value, the risk that we may not be able to successfully execute our turnaround plan; the risk that we may not be able to successfully integrate our Interim Chief Executive Officer and attract and integrate a new Chief Executive Officer; the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences or changes in consumer environment, including changing expectations of service and experience in boutiques and online, and evolve our business model; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our ecommerce website; our ability to successfully open, close, refresh, and operate our boutiques each year; our ability to efficiently source and distribute merchandise quantities necessary to support our growth; and the impact of potential tariff increases or new tariffs. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in the Company’s forward-looking statements, please refer to "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended February 3, 2019 filed with the Securities and Exchange Commission (“SEC”) on May 3, 2019 and any risk factors contained in subsequent quarterly and annual reports it files with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

About Francesca's Holdings Corporation

francesca's® is a specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. As of May 4, 2019, francesca's® operated approximately 722 boutiques in 47 states throughout the United States and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:

ICR, Inc.	Company
Jean Fontana	Kate Venturina 832-494-2233
646-277-1214	ir@francescas.com